SECURITIES AND EXCHANGE COMMISSION



			   Washington, D.C. 20549




				 FORM 8-K/A


			       CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 29, 1996




			     Ethyl Corporation
	  (Exact name of registrant as specified in its charter)




     Virginia                      1-5112               54-0118820
(State or other jurisdiction    (Commission           (IRS Employer
	of incorporation)       File Number)        Identification No.)




	330 South Fourth Street, Richmond, Virginia              23219
	    (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code     (804) 788-5000



Item 2.  Acquisition or Disposition of Assets

	 On February 29, 1996, Ethyl Corporation (the "Company") completed the acquisition of the worldwide lubricant additives business of Texaco Inc. ("Texaco"), including manufacturing and blending facilities, identifiable intangibles and working capital. The products of the acquired business include viscosity index improvers and other lubricating oil additives, which are used in automotive and industrial applications.

	 The Form 8-K, which was filed on March 15, 1996, and is incorporated herein by reference thereto, did not include financial statements of the lubricant additives business acquired from Texaco or pro forma financial statements because, at that time, it was impractical to do so. The financial statements and pro forma financial statements are included herein under Item 7.

Item 7.  Financial Statements and Exhibits.

	 (a)     Financial Statements of Businesses Acquired

		 (1)  Financial Statements

		      -Statements of Combined Income and Retained Earnings for
			 Year Ended December 31, 1995
		      -Combined Balance Sheet as of December 31, 1995 -Statement of Combined Cash Flows for the Year Ended
			 December 31, 1995
		      -Notes to Combined Financial Statements

		 (2)  Report of Independent Accountants



	 (b)     Pro Forma Financial Information

		 -Pro Forma Condensed Statement of Income for year ended
		     December 31, 1995
		 -Pro Forma Condensed Balance Sheet as of December 31, 1995 -Notes to Pro Forma Condensed Financial Statements



	(c)     Exhibits.  None

		 TEXACO ADDITIVE GROUP OF COMPANIES

	 Statements of Combined Income and Retained Earnings
		For the Year Ended December 31, 1995
		       (Thousands of Dollars)

Revenues
Sales and services
    Outside                                             $ 185,708
    Related party                                         210,604
							  -------
	     Total sales and services                     396,312
Other revenue                                               2,714
							  -------
							  399,026
							  -------

Cost of Goods Sold
Purchases and other costs                                 282,813
Operating expenses (see Note 9)                            55,052
Maintenance and repairs                                     4,330
Depreciation and amortization                               8,962
Taxes other than income taxes                               3,083
							  -------
							  354,240
							  -------


Gross Profit                                               44,786


Other Deductions
Selling, general and administrative expenses               15,946
Research and development                                   23,934
Interest expense                                            3,489
							  -------

Income before income taxes                                  1,417
Provision for income taxes                                    914
							  -------

Net Income                                              $     503
							  =======

Retained Earnings
Beginning balance                                       $   5,235
Add: Net income                                               503
							  -------
   Ending balance                                       $   5,738
							  =======




     See accompanying notes to combined financial statements.

TEXACO ADDITIVE GROUP OF COMPANIES

		       Combined Balance Sheet
		       As of December 31, 1995
		       (Thousands of Dollars)



ASSETS
Current Assets:
     Cash and cash equivalents                         $    1,152
     Accounts and notes receivable
	Outside                                            27,394
	Related party                                      17,078
							  -------
	   Total accounts and notes receivable             44,472
     Inventories                                           32,925
     Deferred income taxes and other current assets         5,205
							  -------
	   Total current assets                            83,754
							  -------
Properties, Plant and Equipment
     At cost                                              193,644
     Less-Accumulated depreciation and amortization       107,756
							  -------
	   Net properties, plant and equipment             85,888
Deferred Income Taxes                                       1,675
Deferred Charges and Other Noncurrent Assets                  186
							  -------
	   Total assets                                 $ 171,503
							  =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
     Accounts payable
	Outside                                        $   14,225
	Related party                                       7,002
							  -------
	   Total accounts payable                          21,227
     Accrued liabilities                                    8,668
     Estimated income and other taxes                       1,866
							  -------
	   Total current liabilities                       31,761
Intercompany Investments and Advances from Texaco          50,528
Deferred Income Taxes                                       7,916
Other Noncurrent Liabilities                                9,627
							  -------
	   Total liabilities                               99,832
							  -------

Commitments and Contingent Liabilities (Notes 11 and 12)

Stockholder's Equity:
     Capital stock                                              1
     Paid-in capital in excess of par value                65,932
     Retained earnings                                      5,738
							  -------
	Total stockholder's equity                         71,671
							  -------
	   Total liabilities and stockholder's equity   $ 171,503
							  =======


     See accompanying notes to combined financial statements.

TEXACO ADDITIVE GROUP OF COMPANIES

		Statement of Combined Cash Flows
	      For the Year Ended December 31, 1995
		     (Thousands of Dollars)

Operating Activities
Net income                                               $     503
Reconciliation to net cash provided by (used in)
  operating activities
       Depreciation and amortization                         8,962
       Deferred income taxes                                (1,883)
       Changes in operating working capital
	  Accounts and notes receivable                      1,450
	  Inventories                                       (5,345)
	  Other current assets                                   6
	  Accounts payable                                   4,440
	  Other current liabilities                          1,902
       Deferred charges and other noncurrent assets              1
       Other noncurrent liabilities                          4,739
       Other (net)                                             223
							   -------
	  Net cash provided by operating activities         14,998
							   -------

Investing Activities
Capital expenditures                                          (643)
							   -------

	 Net cash used in investing activities                (643)
							   -------

Financing Activities
Changes in intercompany investments and advances
  from Texaco (net)                                        (15,006)
							   -------

	 Net cash used in financing activities             (15,006)
							   -------

Decrease in Cash and Cash Equivalents                         (651)
Cash and Cash Equivalents at Beginning of Year               1,803
							   -------

Cash and Cash Equivalents at End of Year                 $   1,152
							   =======







    See accompanying notes to combined financial statements.

TEXACO ADDITIVE GROUP OF COMPANIES

	     NOTES TO COMBINED FINANCIAL STATEMENTS

	      FOR THE YEAR ENDED DECEMBER 31, 1995

Note 1. Basis of Presentation and Description of Significant
	  Accounting Policies

     Basis of Presentation

       The accompanying combined financial statements present on a historical cost basis the combined assets, liabilities, revenues and expenses related to the additive operations that were included in the sale by Texaco to Ethyl Corporation ("Ethyl") pursuant to the Purchase and Sale Agreement (Additive Business) dated September 22, 1995, as amended, (the "Agreement"). (For additional information, see Note 2, Sale to Ethyl.) The term Texaco Inc. refers solely to Texaco Inc., a Delaware corporation, and the term Texaco refers to one or more subsidiaries of Texaco Inc. The additive operations, collectively known as the "Texaco Additive Group of Companies" or the "Group" or the "additive operations", are comprised of: (a) certain assets and liabilities of Texaco Additive Company ("TAC"), a wholly owned subsidiary of Texaco Inc., associated with additive operations located in the United States,
(b) certain intangible assets, including patents, of Texaco Inc., TAC and Texaco Development Corporation, a direct wholly owned subsidiary of Texaco Inc., (c) the stock of Texaco Additive N.V. and Texaco Brasil Aditivos S.A., both indirect wholly owned subsidiaries of Texaco Inc., (d) the stock of Texaco Korea Ltd., a wholly owned subsidiary of TAC, and (e) certain assets and liabilities associated with additive operations located in the United Kingdom, Germany, France, Turkey and Singapore. Texaco Additive N.V. and Texaco Brasil Aditivos S.A. were formed during the second half of 1995. However, these financial statements reflect the results of operations and financial position of the additive business of these companies and their respective predecessor companies for the entire year 1995 that will be included in the sale to Ethyl.


       Not included in the proposed sale of the additive operations, and therefore excluded from these additive operations ("excluded operations") and from the Group's combined financial statements and related notes are any motor fuel additives technology and business of Texaco and certain inventories of the lubricant blending and antifreeze operations at the Ghent Chemical Plant in Belgium.



       The financial information included herein includes numerous allocations of actual costs and overhead based on management's estimates. Applicable historical activity levels were used to segregate the excluded operations from those of the Group. Therefore, these combined financial statements may not necessarily reflect the combined financial position, results of operations or cash flows of the Group in the future, or the combined financial position, results of operations or cash flows of the Group had it existed as a separate, stand-alone company during the period presented.

       Intercompany accounts and transactions within the combined Group are eliminated. The Group has various business transactions with Texaco Inc. and other Texaco Inc. subsidiaries and affiliates, including Caltex Petroleum Corporation. See Note 3, Related Party Transactions, for a discussion of the Group's relationship with these entities. Receivables and payables between the Group and these entities are reflected as assets or liabilities based on the Group's net balance position with individual companies for trade transactions, interest and debt. Classification between current and noncurrent categories conforms with normal settlement practices.

       The U. S. dollar is the functional currency of all the Group's operations and foreign currency exchange gains and losses are not material.

TEXACO ADDITIVE GROUP OF COMPANIES

     Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents

       Highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Inventories

       Inventories of additive products are stated at cost, determined on the last-in, first-out ("LIFO") method. Inventories are valued at the lower of cost or market. The historical LIFO reserve for financial reporting purposes was allocated pro rata between inventories of the Group and those retained by Texaco. Components of inventory costs from other Texaco entities are valued based on those entities' costs, rather than the transfer price of the Group. Materials and supplies are stated at average cost.

     Properties, Plant and Equipment and Depreciation and Amortization

       Depreciation of properties, plant and equipment is provided generally on the group plan, using the straight-line method, with depreciation primarily based on a 5% composite rate for all classes of the Group's property in the United States. For international operations, depreciation on the group plan is based on composite rates ranging from 4.4% to 7.5%.

       Periodic maintenance and repairs applicable to manufacturing facilities are accounted for on the accrual basis. Normal maintenance and repairs of all other properties, plant and equipment are charged to expense as incurred. Renewals, betterments and major repairs that materially extend the useful life of properties are capitalized and the assets replaced, if any, are retired.

       When capital assets representing complete units of property are disposed of, the difference between the disposal proceeds and net book value is credited or charged to income. When miscellaneous business properties are disposed of, the difference between asset cost and salvage value is charged or credited to accumulated depreciation.



     Retained Earnings

       Separate accounting records were not maintained for TAC until November 1, 1993, as it was previously a division of Texaco Chemical Company ("TCC"). The other additive operations were divisions of Texaco subsidiaries and thus had no retained earnings. The retained earnings balance as of December 31, 1995 represents the balance for TAC and Texaco Korea Ltd. beginning with their organization as separate entities as of November 1, 1993, plus the cumulative earnings for the Texaco Additive Group of Companies from January 1, 1994 through December 31, 1995.

TEXACO ADDITIVE GROUP OF COMPANIES

     Deferred Income Taxes

       Deferred income taxes are determined utilizing the liability approach. This approach gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. These differences relate to items such as depreciable properties, inventories and certain liabilities. This approach gives immediate effect to changes in income tax laws upon enactment. The combined income effect is derived from changes in deferred income tax assets and liabilities on the combined balance sheet.

     Environmental Expenditures

       Environmental related restoration and remediation costs are recorded as liabilities and expensed when site restoration and environmental remediation and clean-up obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures, which are principally maintenance or preventative in nature, are recorded when expended and are expensed or capitalized as appropriate.

     Revenue Recognition

       Sales and related costs are recorded by the Group when the product is shipped. Approximately 15% of total sales and services for the year ended December 31, 1995 relate to the lubricant blending and antifreeze operations at the Ghent Chemical Plant in Belgium. Under the terms of the Agreement, Ethyl will continue to perform the blending at the Ghent Chemical Plant, but will charge Texaco a processing fee to perform such functions.

     Research and Development

       Research and development costs are expensed as incurred.

     Earnings Per Share

       Earnings per share have been omitted from the statement of combined income since such information is not meaningful and the Group is not a single entity with its own capital structure.

     New Accounting Standard

       In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121, which is effective for fiscal years beginning after December 15, 1995, requires that long- lived assets to be held and used be assessed for impairment whenever an event or change in circumstances indicates that the carrying amount of an asset or group of assets may not be recoverable from estimated future net undiscounted cash flows. If an impairment exists, the asset or group of assets must be written down to its estimated fair value. SFAS No. 121 also requires that assets intended to be disposed of be carried at the lower of cost or fair value less disposal costs. Adoption of this Standard in 1996 is not expected to have any impact on the combined results of operations or financial position of the Group.

	       TEXACO ADDITIVE GROUP OF COMPANIES

Note 2.  Sale to Ethyl

      Pursuant to the terms of the Agreement, as amended on February
23, 1996, the sale of the additive operations, including the assets and liabilities of TAC, is for a purchase price of $151.2 million, plus the amount of working capital at the date of sale.
The amount of working capital will exclude any deferred tax assets. Cash proceeds at the February 29, 1996 closing totaled
$135.86 million, which included $44.66 million for the estimated value of the working capital. In addition, Texaco received from Ethyl a three-year, interest-bearing note with a face amount of $60 million. Payment of the note at maturity is subject to Ethyl achieving certain sales volumes levels of viscosity improver packages and dispersant inhibitor packages over the next three years as compared to historical 1995 levels. The sale is subject to approval by appropriate regulatory agencies.

     Pursuant to the Agreement, Texaco Inc. has agreed, subject to certain deductibles and other terms, to retain all of the obligations, liabilities and contingent liabilities of the additive operations existing at the date of the sale, other than current liabilities incurred in the ordinary course of business and contractual liabilities relating to periods after the date of sale. If Texaco Inc. cannot remove, extinguish or cause to be removed or extinguished the above-mentioned obligations, liabilities and contingent liabilities, then Texaco Inc. shall reimburse Ethyl for such obligations and liabilities, pursuant to the terms of the Agreement.

Note 3. Related Party Transactions

     The Group has various business transactions with: (a) Texaco Inc., other Texaco Inc. subsidiaries and affiliates and the excluded operations (the "Texaco entities") and (b) Caltex Petroleum Corporation ("Caltex"), a joint-venture corporation owned 50% each by subsidiaries of Texaco Inc. and Chevron Corporation. Transactions with the Texaco entities include the purchase and sale of raw materials and products, activities involving administrative support and financings. Transactions with Caltex represent the sale of products.

     The management, professional, technical and administrative services billed to the Group by the Texaco entities are
summarized below:
							Year Ended
						     December 31,1995
						   --------------------
						  (Thousands of Dollars)
Management & Professional (a)                           $   2,154
Technical (b)                                               1,314
Administrative (c)                                            483
Research & Development                                     19,406
							  -------
   Total                                                $  23,357
							  =======

____________
(a) Primarily Legal, Employee Relations, Finance, Tax and other Corporate Management.
(b) Primarily Computer and Communications costs.
(c) Primarily Accounting Services.

TEXACO ADDITIVE GROUP OF COMPANIES

     Sales, as well as receivables and payables, to these parties are disclosed in the statement of combined income and the combined balance sheet, respectively. A summary of transactions between the Group and the Texaco entities and Caltex follows:


						     Year Ended
						  December 31,1995
						--------------------
					       (Thousands of Dollars)

Group sales and services to:
     Texaco entities                                   $  184,020
     Caltex                                                26,584
							 --------
	Total                                          $  210,604
							 ========

Group cost of goods sold from:
     Texaco entities                                  $    60,024
							 ========



							As of
						  December 31, 1995
						--------------------
					       (Thousands of Dollars)

Accounts receivable from:
     Texaco entities                                    $  14,702
     Caltex                                                 2,376
							 --------
	Total                                           $  17,078
							 ========

Accounts payable to:
     Texaco entities                                    $   7,002
							 ========



       Insurance coverage for the Group is provided by Texaco's worldwide risk management program arranged through Heddington Insurance Limited ("Heddington"), an indirect wholly owned captive insurance subsidiary of Texaco Inc. Texaco Inc. charges the participating companies for their proportionate share of the premiums charged by Heddington to Texaco Inc. based upon various risk factors and other estimates determined by Texaco's management. Accordingly, the Group's cost for insurance premiums is charged to expense as incurred, and is included in the above table in the caption "Group cost of goods sold from Texaco entities." Such premiums totaled $847 thousand in 1995.

       TAC is a member of the Texaco Inc. consolidated United States income tax return group. The income tax return group operates under an agreement whereby each member of this group is
allocated its share of the consolidated United States income tax provision or benefit based on what the member's income tax provision or benefit would have been had the member filed a
separate return and made the same tax elections.  Excluded from such allocation, and therefore from the Group's financial statements, are any Federal alternative minimum tax payments made by Texaco Inc. in excess of regular tax, which are recorded by Texaco Inc., offset by a reduction of deferred  income taxes, and are available to reduce future regular income tax payments.
In any event, since TAC assets and liabilities, rather than
stock, are being sold to Ethyl, the Federal alternative minimum
tax credits will remain with Texaco Inc.   The results of the
international operations included in the accompanying

TEXACO ADDITIVE GROUP OF COMPANIES
combined financial statements are reflected in the tax returns of the respective foreign members of the Group. Each international operation has been allocated its share of the income tax provision or benefit in the applicable country based on what the international operation's income tax provision or benefit would have been had the international operation filed a separate tax return in that country and made the same tax elections. Current taxes are charged or credited to expense and are reflected as related party payables or receivables until settled after the applicable tax returns have been filed in the United States or applicable countries.

Note 4.  Inventories

       Inventories consist of the following:


							As of
						  December 31, 1995
						--------------------
					       (Thousands of Dollars)

Feedstocks                                                $ 22,201
Unfinished products                                             84
Finished products                                           27,418
							  --------
							    49,703
LIFO reserve adjustment                                    (19,029)
							  --------
							    30,674
Materials and supplies                                       2,251
							  --------
       Total                                              $ 32,925
							  ========

 Note 5.  Properties, Plant and Equipment

       Properties, plant and equipment of the Group in the United States is principally composed of an additive manufacturing plant in Port Arthur, Texas, and related facilities and terminals. Outside the United States, additive manufacturing plants are located in Ghent, Belgium and Rio de Janeiro, Brazil. In addition, the Group maintains office buildings, transportation and computer equipment and furniture and fixtures in virtually all areas of operation.

       Included in properties, plant and equipment is certain idle equipment which is not in current use by the Group. As of December 31, 1995, the net carrying value of this equipment totaled $5,625 thousand.

       As of December 31, 1995, properties, plant and equipment included $1,908 thousand of construction in progress.

Note 6.  Intercompany Investments and Advances from Texaco

       Intercompany investments and advances from Texaco are comprised of the following: a) all intercompany charges and allocations, including payments and receipts of cash on behalf of TAC by Texaco; b) the historical net investment in the Group, excluding TAC and Texaco Korea Ltd.; c) the transferring of the

TEXACO ADDITIVE GROUP OF COMPANIES
excluded operations from the Group to Texaco; and d) intercompany interest allocations based upon the balance in the intercompany investments and advances account.

       In February 1986, Texaco Inc. and various subsidiaries entered into a Master Credit Agreement ("Credit Agreement"), whereby Texaco Inc. and such subsidiaries may, from time to time, be borrowers or lenders pursuant to the Credit Agreement. The Credit Agreement was subsequently amended for minor revisions in June 1986, January 1987 and April 1987. While TAC is not a party to the Credit Agreement, the combined financial statements are prepared as if TAC and the other members of the Group had been a party to the Credit Agreement with Texaco. As a result, interest is calculated based on the Short-Term Applicable Federal Rate as published by the Internal Revenue Service in its Internal Revenue Bulletin. The average annual interest rates utilized ranged from 5.51% to 7.19% for the period presented. Interest accrued during the year and outstanding at year-end was added to the principal balance of the intercompany account and itself became interest bearing. Interest expense totaled $3,489 thousand in 1995. For purposes of these combined financial statements, interest began accruing as of January 1, 1994.

Note 7.  Lease Commitments and Rental Expense

       The Group has operating leases in Houston, Texas and Ghent, Belgium. The lease obligation is reflected in the Group's statement of combined income as rental expense, included in "Operating Expenses", and totaled $352 thousand for the year
1995.

       As of December 31, 1995, the Group had estimated minimum commitments for payment of rentals (net of noncancelable sublease rentals) under the above-mentioned leases which, at inception, had a noncancelable term of more than one year, as follows:

						 Operating
						   leases
					    --------------------
					   (Thousands of Dollars)

1996                                                  $   243
1997                                                      238
1998                                                      241
1999                                                      199
2000                                                      164
After 2000                                                534
							-----
     Total lease commitments                          $ 1,619
							=====

Note 8. Income Taxes

       Income taxes for the Group have been calculated as described in Note 1, Basis of Presentation and Description of Significant Accounting Policies-Deferred Income Taxes, and in Note 3, Related Party Transactions. However, as more fully discussed in Note 2, Sale to Ethyl, Texaco Inc. will remain primarily liable for income tax liabilities associated with the Group that arise prior to the date of sale.

TEXACO ADDITIVE GROUP OF COMPANIES

						 Year Ended
					      December 31, 1995
					    --------------------
					   (Thousands of Dollars)

Provision (benefit) for income taxes
       Current
	   U.S. Federal                               $    780
	   U.S. state and local                            242
	   Foreign                                       1,775
       Deferred
	   U.S. Federal                                   (586)
	   Foreign                                      (1,297)
						       -------
	     Total provision for income taxes         $    914
						       =======

       As of December 31, 1995, the deferred income tax assets and liabilities included in the combined balance sheet amounted to $5,151 thousand as net current assets and $6,241 thousand as net noncurrent liabilities. The table that follows shows deferred income tax assets and liabilities by category.



					  (Liability) Asset As of
					     December 31, 1995
					   ----------------------
					   (Thousands of Dollars)

Depreciation                                           $(8,867)
							------

Inventories                                              4,533
Employee accrued vacation                                   96
Repairs                                                    347
Other deferred tax assets                                2,801
						       -------
							 7,777
						       -------

    Total-net                                        $  (1,090)
						       =======

       The following schedule reconciles the differences between income taxes at the U.S. Federal statutory rate and the provision for income taxes as reflected in the Group's accounts.

						 Year Ended
					      December 31,1995
					    --------------------
					   (Thousands of Dollars)

Income taxes at the U. S. Federal statutory rate      $    496
  Tax rate differential on international operations        260
  Other (net)                                              158
							 -----
      Provision for income taxes as reflected in the
	  Group's accounts                            $    914
							 =====

       During 1995, pre-tax earnings aggregated $793 thousand for companies operating in the United States and $624 thousand for companies with operations located outside the United States.

		TEXACO ADDITIVE GROUP OF COMPANIES

Note 9. Employee Benefit Plans

       Active employees and retirees of the Group participate in various Texaco-sponsored benefit plans. The costs of the savings, health care and life insurance plans relative to employees' active service are shared by the Group and its employees. Texaco Inc. charges the participating companies for their proportionate share of these costs, and accordingly, the Group's costs for these plans are charged to expense as incurred.

    Employee Stock Ownership Plans

       Texaco sponsors a Thrift Plan for the benefit of its salaried employees and a Savings Plan for the benefit of its hourly employees. Amendments to the Thrift Plan in 1988 and the Savings Plan in 1990 created an Employee Stock Ownership Plan ("ESOP") feature. For the Thrift Plan, the ESOP purchased 833,333 1/3 shares of Series B ESOP Convertible Preferred Stock ("Series B") from Texaco Inc. for $600 per share, or an aggregate purchase price of $500 million. For the Savings Plan, the ESOP purchased 67,796.61 shares of Series F ESOP Convertible Preferred Stock ("Series F") from Texaco Inc. for $737.50 per share, or an aggregate purchase price of $50 million. In both instances, Texaco Inc. guaranteed the loans made to the ESOP, which were used to acquire the shares of Series B and Series F.

       These Plans are designed to provide a participant in the Thrift Plan or Savings Plan with a maximum benefit of approximately 6% of base pay, which is payable in shares of Series B or Series F, respectively. Participants may partially convert their Series B or Series F into common stock of Texaco Inc. beginning at age 55, or may elect full conversion upon retirement or separation from service with Texaco Inc. or a participating company.

       The Group recorded ESOP expense of $109 thousand in 1995.

    Pension Plans

       Substantially all Group employees participate in Texaco Inc. and other subsidiary-sponsored pension plans. Generally, these plans provide defined pension benefits based on final average pay. However, the level of benefits and terms of vesting vary among plans. Amounts charged to pension expense, as well as amounts funded, are generally based on actuarial studies.
Pension plan assets are administered by trustees and are principally invested in equity and fixed income securities and deposits with insurance companies. At December 31, 1995, the
plan assets exceeded accumulated benefit obligations.   The
total expense for the Group's participation in these pension plans was $909 thousand in 1995.

       In addition, charges made against income related to pre-pension costs to cover eligible employees in Belgium totaled $5,602 thousand in 1995, and are included on the statement of combined income in "Operating expenses". Accruals for these costs totaled $8,570 thousand at December 31, 1995, and are included on the combined balance sheet in "Other Noncurrent Liabilities" ($7,922 thousand) and "Accrued Liabilities" ($648 thousand).

TEXACO ADDITIVE GROUP OF COMPANIES

    Other Postretirement Benefits

       Group employees, primarily in the U.S., participate in Texaco Inc. sponsored postretirement plans that provide health care and life insurance for retirees and eligible dependents. The Group's U.S. health insurance obligation is its fixed dollar contribution. The plans are unfunded, and the costs are shared by the Group and its employees.

       The total expense for postretirement plans other than pensions of the Group was $68 thousand in 1995.

Note 10. Fair Value of Financial Instruments

       The Group's financial instruments consist of cash and cash equivalents, short-term receivables and payables and intercompany investments and advances from Texaco. The carrying amounts approximate fair market value due to the highly liquid nature of the short-term instruments and the floating interest rates associated with the long-term intercompany investments and advances which reflect market rates.

Note 11. Environmental Matters

       The Group's operations are subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials, as adopted by various governmental authorities in the jurisdictions in which the Group operates. The Group makes every effort to remain in full compliance with existing governmental regulations. The Group, along with many other companies, may be a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), in connection with the past disposal of waste at certain third-party waste disposal sites.

       Although it is difficult to quantify the potential financial impact of compliance with environmental laws and regulations, management estimates that there is a reasonable possibility that the remediation and other costs associated with such regulations may range between $7.0 million and $9.7 million, and that such costs would be incurred over a period of several years. The
Group has established financial reserves relating to environmental restoration and remediation programs which the Group believes are sufficient for known requirements. Liabilities are recorded when site restoration and environmental remediation and clean-up obligations are either known or considered probable and can be reasonably estimated. These liabilities are based upon all available facts, existing technology, past experience and cost-sharing arrangements, including the viability of other parties.
At December 31, 1995, accruals for environmental matters totaled $876 thousand and are included on the combined balance sheet in "Other Noncurrent Liabilities." Charges made against income for recurring environmental matters, included in "Operating Expenses" on the statement of combined income, totaled $644 thousand in 1995. Capital expenditures for environmental related matters at existing facilities approximated $470 thousand for the year ended December 31, 1995. Future environmental related capital expenditures will be subject to regulatory requirements, as well as timing related to obtaining necessary permits and approvals.

       Estimates of ultimate future environmental restoration and remediation costs are inherently imprecise due to currently unknown factors such as the magnitude of possible contamination, the timing and extent of any restoration and remediation which may be required, the determination of the Group's liability in proportion to other parties, the extent to which any costs are recoverable from insurance and the extent to which environmental laws

	      TEXACO ADDITIVE GROUP OF COMPANIES
and regulations may change in the future. However, it is not anticipated that any future environmental remediation costs will be material to the Group's combined results of operations or financial position. As more fully discussed in Note 2, Sale to Ethyl, Texaco Inc., subject to certain deductibles and other terms, will remain primarily liable for environmental liabilities associated with the Group for activities that occurred prior to the date of sale.

Note 12. Contingent Liabilities

   Internal Revenue Service Claims

       The Internal Revenue Service ("IRS") has asserted a number of claims against Texaco Inc. for periods prior to the effective date of the additive operations sale. Notwithstanding the tax sharing agreement, TAC, and each of the members of the consolidated U.S. income tax return group, is jointly and severally liable for any potential liability to the IRS. However, as more fully discussed in Note 2, Sale to Ethyl, Texaco Inc. will remain primarily liable for the Group's tax liabilities that arise prior to the date of sale.

       During 1989, Texaco commenced an action in the United States Tax Court ("Tax Court"), to challenge certain claimed increases in Texaco's 1979-1982 Federal income tax liability. Texaco's action contested, among other items, an IRS claim that during the 1979-1981 years, Texaco should be taxed as if it had resold Saudi crude oil at prices higher than those mandated by the Saudi Arab Government ("Aramco Advantage issue").

       On December 22, 1993, the Tax Court issued an opinion
upholding Texaco's position on the Aramco Advantage issue.   The
Tax Court held that the IRS was barred from taxing Texaco on income never received, and which could only have been received by violating Saudi law. Finding that the Saudi Arab Government's mandate represented the sovereign law of that country, the Tax Court determined that Texaco was required to comply with the Saudi Arab Government's mandate and did in fact observe it.
The IRS has appealed to the United States Court of Appeals for the Fifth Circuit. All other issues relating to the 1979-1982 years have been resolved by trial or settlement.

       In March 1988, prior to the commencement of the Tax Court action, Texaco, as a condition of its emergence from Chapter 11 proceedings, agreed to make certain cash deposits with the IRS in contemplation of potential tax claims ("Deposit Fund"). From time to time, Texaco has applied Deposit Fund amounts to final liabilities agreed upon by Texaco and the IRS for income tax and windfall profit tax years of Texaco and Getty not involved in the Tax Court litigation. A portion of the Deposit Fund also will be applied to issues settled in the 1979-1982 litigation years. After satisfaction of all liabilities associated with settled issues, it is anticipated that approximately $700 million will remain in the Deposit Fund and continue to accrue interest.
If Texaco ultimately prevails on the appeal of the Aramco Advantage issue, the amount remaining in the Deposit Fund will be refunded to Texaco, with interest. No portion of the Deposit Fund is an asset of the Group.

       The Group has not established any financial reserves related to the Aramco Advantage issue.

TEXACO ADDITIVE GROUP OF COMPANIES

   Other Contingent Liabilities

       There are various legal proceedings and claims against the Group which have arisen in the ordinary course of business, none of which are material to the Group. As more fully discussed in
Note 2, Sale to Ethyl, Texaco Inc. will remain primarily liable for any and all of the Group's contingent liabilities that arise prior to the date of sale.

		     ____________________________

       In the Group's opinion, while it is impossible to ascertain the ultimate legal and financial liability with respect to the above-mentioned and other contingent liabilities and commitments, including lawsuits, claims, guarantees, Federal taxes and Federal regulations, the aggregate amount of such liability in excess of financial reserves is not anticipated to be materially important in relation to the Group's combined results of operations, financial position or cash flows.

Note 13.  Financial Data by Geographic Area

       The Group is a worldwide supplier of lubricating oil additives, which are blended into automotive crankcase oil, transmission and hydraulic fluids, gear oils, industrial engine oils and general industrial and metal working oils. Corporate/nonoperating sales and services represent intergeographic eliminations. Corporate/nonoperating net income represents interest expense, net of income taxes.


				   United    Other Western     Eastern           Corporate/
				   States      Hemisphere     Hemisphere        Nonoperating         Total
				   ------    -------------    ----------        ------------         -----
							(Thousands of Dollars)
Year Ended December 31, 1995
Sales and services
    Outside                      $ 87,279          $ 8,110      $ 90,319            $      -      $185,708
    Related parties               115,998           16,174        78,432                   -       210,604
    Intergeographic                 8,021                -        24,484             (32,505)            -
				  -------          -------       -------             -------       -------
      Total sales and services   $211,298          $24,284      $193,235            $(32,505)     $396,312
				  =======          =======       =======             =======       =======


Net income                       $    742          $   (85)     $  1,940            $ (2,094)     $    503
				  =======          =======      ========             =======       =======


As of December 31, 1995
    Identifiable assets          $109,059          $11,791      $ 50,653            $      -      $171,503
				  =======          =======       =======             =======       =======


	   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Texaco Additive Group of Companies:



       We have audited the combined balance sheet of the Texaco Additive Group of Companies identified in Note 1 ("the Group") as of December 31, 1995, and the related statements of combined income and retained earnings, and combined cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995, and the combined results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





				 COOPERS & LYBRAND   L.L.P.


Houston, Texas
March 11, 1996

The following unaudited pro forma financial information presents a summary of the combined results of Ethyl Corporation ("the Company") and the worldwide lubricant additives business of the Texaco Additives Group of Companies of Texaco Inc. ("Texaco") acquired on February 29, 1996. This summary is presented for informational purposes only and may not necessarily reflect the results of operations or financial position of Ethyl had the acquired business operated as part of the Company as of and for the year ended December 31, 1995. The pro forma income statement is presented as if the acquisition had occurred at January 1, 1995, giving effect to adjustments for interest expense that would have been incurred to finance the purchase and other purchase accounting adjustments. The pro forma balance sheet reflects the financial position of Ethyl assuming the purchase had occurred on December 31, 1995, including a preliminary estimate of the allocation of purchase price.


Pro Forma Condensed Statement of Income
(In thousands except per share amounts) (Unaudited)

					  Year Ended December 31, 1995
						    Texaco
						   Additives
					Ethyl     Adjustments   Pro Forma
				       -------     ----------   ---------
Net sales                             $960,450    $396,312 (a)
						   (52,750)(b) $1,304,012
Cost of goods sold                     636,056     354,240 (a)
						   (52,750)(b)
                                                    (4,931)(d)    932,615
				       -------     -------      ---------
   Gross profit                        324,394      47,003        371,397
Selling, R&D, and general expenses     177,215      39,880 (a)
						   (22,756)(c)    194,339
Special charge                           4,750        -             4,750
				       -------     -------      ---------
   Operating profit                    142,429      29,879        172,308
Interest and financing expenses         26,833       3,489 (a)
						     5,059 (e)     35,381
Other (income), net                       (580)     (2,714)(a)     (3,294)
				       -------     -------      ---------

Income before income taxes             116,176      24,045        140,221
Income taxes                            42,213         914 (a)
                                                     8,599 (f)     51,726
				       -------     -------      ---------

Net Income                            $ 73,963    $ 14,532     $   88,495
				       =======     =======      =========


Earnings per share                       $0.62                      $0.75
				       =======                  =========

Pro Forma Condensed Balance Sheet
(In thousands) (Unaudited)

							 December 31, 1995
							      Texaco
							     Additives
						  Ethyl   Adjustments(g) Pro Forma
						 -------     -------     ---------
Assets
Current assets                                  $388,512    $ 73,568    $  462,080
Property, plant and equipment, (net)             428,308      33,021       461,329
Other assets and deferred charges                151,833      49,087       200,920
Goodwill                                          15,134           -        15,134
						 -------     -------     ---------
     Total Assets                               $983,787    $155,676    $1,139,463
						 =======     =======     =========

Liabilities and Shareholders' Equity
Current liabilities                             $145,770    $ 24,386    $  170,156
Long-term debt                                   302,973     128,584 (h)   431,557
Deferred income taxes                             40,745      (3,640)       37,105
Other noncurrent liabilities                      84,171       6,346        90,517
Shareholders' equity                             410,128                   410,128
						 -------     -------     ---------
 Total Liabilities and Shareholders' Equity     $983,787    $155,676    $1,139,463
						 =======     =======     =========


Notes to Pro Forma Financial Statements:

(a) To reflect the historical results of operations of the worldwide lubricant additives business of Texaco prior to purchase accounting adjustments.

(b) To adjust revenues and cost of goods sold to change the customer blending operation to a tolling operation and to eliminate intercompany sales of $4,072.

(c)     To adjust selling, general, and administrative expenses,
including research, development   and testing expenses, to
reflect the planned integration of the business and related efficiencies.

(d) To record incremental depreciation and amortization expense resulting from the preliminary allocation of the purchase price and certain other adjustments.

(e) To record the incremental interest expense on additional revolving credit debt that would have been incurred to finance the acquisition assuming that the acquisition occurred on January 1, 1995. Interest on the additional debt was computed at the weighted average interest rate of 6.51%, based on Ethyl's interest rates during 1995 under its revolving credit agreement.

(f) To record the estimated income tax effects of the pro forma adjustments described in Notes (b)-(e) at an assumed combined state and federal income tax rate of 38%.

(g) To record the acquired assets and working capital of the worldwide lubricant additives business of Texaco, certain acquisition costs, pension reserves and related taxes resulting from the preliminary purchase price allocation and the incremental revolving credit facility debt of $128,584 which was assumed to be used to finance the acquisition assuming the acquisition occurred December 31, 1995.

(h) Long-term debt does not include a contingent payment of up to $60 million which may become due on February 26, 1999.
The actual amount of the contingent payment and related interest will be determined using an agreed upon formula based on volumes of certain acquired product lines.

			      SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

						ETHYL CORPORATION
						(Registrant)


Date:  May 9, 1996                              By: /s/ D A Fiorenza

						Name: D A Fiorenza

						Title:  Vice President-Business
							Evaluation & Support